Exhibit 5.1

June 23, 2026

Rayonier Advanced Materials Inc.

1301 Riverplace Boulevard, Suite 2300

Jacksonville, FL 32207

Re:	Registration Statement on Form S-8 Employment Inducement Grant – Leveraged Performance Units

Ladies and Gentlemen:

I am Senior Vice President, General Counsel and Corporate Secretary of Rayonier Advanced Materials Inc., a Delaware corporation (the “Company”), and have acted as counsel for the Company in connection with the filing of the above referenced registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 505,460 shares of common stock, par value $0.01 per share (“Common Stock”), issuable pursuant to an award of leveraged performance units granted outside of the Company’s 2023 Incentive Stock Plan, as amended and restated, as an “employment inducement award” under Section 303A.08 under the New York Stock Exchange Listed Company Manual (the “Inducement Award”). I am furnishing this opinion letter pursuant to Item 601(b)(5) of Regulation S-K.

Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that the 505,460 shares of Common Stock being registered pursuant to the Inducement Award have been duly authorized and, when issued in accordance with the terms of the Inducement Award, will be validly issued, fully paid, and non-assessable.

This opinion is limited to the General Corporation Law of the State of Delaware, and I do not express any opinion as to the effect of the laws of any other jurisdiction. This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without my express prior written consent.

I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of my name wherever appearing in the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Richard Colby Slaughter

Richard Colby Slaughter

Corporate Headquarters Jacksonville, FL US
904.357.4600 office
colby.slaughter@ryam.com www.RYAM.com